VIRGINIA:

IN THE CIRCUIT COURT OF FAIRFAX COUNTY

AZMAT ALI, **Plaintiff,** **v.** **TELESCIENCE INTERNATIONAL, INC., *et al.*** **Defendants.**	)	**LAW NO. 218574**

FINAL ORDER

THIS MATTER came to be heard on December 16, 2005, upon the plaintiff's Motion to Set Aside the Jury Verdict. Upon consideration of the evidence presented at trial, the parties' post-trial briefs, and oral argument of counsel, the Court took the matter under advisement.

For the reasons stated in this Court's opinion letter dated February 16, 2006, which is attached hereto and made a part hereof, the Plaintiff's Motion to Set Aside the Jury Verdict is GRANTED, and, accordingly, judgment is hereby ENTERED in favor of the plaintiff, in the amount of $851,875.00 with interest at 12 % from the date of October 16, 2003.

ENTERED this 16th day of February, 2006.

JUDGE R. TERRENCE NEY

ENDORSEMENT OF THIS ORDER BY COUNSEL OF RECORD FOR THE PARTIES IS WAIVED IN THE DISCRETION OF THE COURT PURSUANT TO RULE 1:13 OF THE RULES OF THE VIRGINIA SUPREME COURT.